Dynatronics Corporation Reports Second Quarter Fiscal Year 2024 Financial Results

EAGAN, MN / ACCESSWIRE / February 8, 2024 / Dynatronics Corporation (NASDAQ:DYNT) ("Dynatronics" or the "Company"), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its second quarter of fiscal year 2024 ended December 31, 2023.

CEO Commentary

"We continue to make progress on achieving our sales goals and finding our path to positive EBITDA," said Brian Baker, Chief Executive Officer of Dynatronics. "We continue our focus on our fiscal year 2024 operating plan and making progress on our strategic priorities with encouraging results. Our commercial team has been working closely with our strategic customers to identify new product opportunities. We have been aggressively developing, manufacturing, and building stock to support customer demand. Our plan is to manage a limited launch of new products in the third quarter fiscal year 2024, and full launch in the fourth quarter fiscal year 2024. We are excited about the potential incremental revenue these products can contribute to our business."

Key Financial Results

Q2 Fiscal Year '24 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles ("GAAP") and comparisons in this release are to the same period in the prior year unless otherwise noted.

  Total net sales of $8.2 million.
  Gross profit margin of 22.3%.
  Net loss of $1.0 million compared to net loss of $0.8 million in Q2 fiscal year '23.

Notable Balance Sheet Highlights

  Net cash of $0.6 million unchanged from $0.6 million as of June 30, 2023.
  As of December 31, 2023, $1.9 million drawn, with an additional $2.5 million available on working capital asset-based line of credit established on August 1, 2023.
  Proceeds from line of credit reduced accounts payable and accrued expenses by $0.7 million and funded $0.8 million of prepaid expenses.

Guidance for Fiscal Year '24

Dynatronics estimated net sales to be in the lower range of revenue estimates of $34 to $37 million, due to slower demand in the rehabilitation space. The Company expects the distribution of net sales across the quarters in fiscal year '24 to align with historical trends, which are highest in the first quarter, lower in the second and third quarters, with a bounce back in the fourth quarter.

The Company is continuing its recent practice of not providing gross margin guidance given the recent reductions in revenue and operating costs.

The Company reaffirmed its guidance on selling, general, and administrative expenses that are anticipated to be 29% to 33% of net sales in fiscal year '24.

The Company's financial guidance for fiscal year '24 is subject to the risks identified in its safe harbor notification below. The Company continues to expect volatility due to the challenges related to the broader economic environment, including competitive pressures, inflationary pressures, supply chain disruptions, extended handling times and delays or disruption in procedure volume. Dynatronics also expects some ongoing volatility from the Company's business optimization.

Conference Call Q2 Fiscal Year '24 Results

The Company will hold a conference call, consisting of prepared remarks by management, and a question-and-answer session with analysts, at 8:00 AM ET on Thursday, February 8, 2024, to review its fiscal year '24 second quarter results.

Interested persons may access the live conference call by dialing 1-800-319-4610 (U.S./Canada callers) or +1-604-638-5340 (international callers). It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on February 15, 2024, by dialing 1-855-669-9658 (U.S./Canada callers) or +1-604-674-8052 (international callers), using replay access code 0667.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, orthopedics, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding the Company's planned product launches, expected overall performance, expectations regarding net sales, distribution of net sales, and selling general and administrative costs in fiscal year 2024, and uncertainties related to the broader economic environment, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume and volatility resulting from continued execution of the Company's business optimization strategy. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.  Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Summary Financial Results

Following is a summary of operating results for the periods ended December 31, 2023, the balance sheet highlights at December 31, 2023 and cash flow for periods ended December 31, 2023.

Summary Selected Financial Data

Statements of Operations Highlights

In thousands, except share and per share amounts

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$8,151	$10,882	$17,503	$22,936
Cost of sales	6,331	7,820	13,377	16,231
Gross Profit	1,820	3,062	4,126	6,705
	22.3%	28.1%	23.6%	29.2%

Selling, general and administrative expenses	2,722	3,862	5,267	7,980
Other (expense) income, net	(109)	(41)	(201)	(72)
Net income (loss)	$(1,011)	$(841)	$(1,342)	$(1,347)

Preferred stock dividend, in common stock, issued or to be issued	(191)	(173)	(388)	(343)
Net income (loss) attributable to common stockholders	$(1,202)	$(1,014)	$(1,730)	$(1,690)

Net loss attributable to common stockholders per
common share - basic and diluted	$(0.27)	$(0.27)	$(0.39)	$(0.45)
Weighted-average common shares outstanding - basic and
diluted	4,524,965	3,794,333	4,393,279	3,750,930

Balance Sheet Highlights

In thousands

	December 31, 2023	June 30, 2023
Cash and cash equivalents and restricted cash	$555	$553
Trade accounts receivable, net	3,738	3,722
Inventories, net	6,753	7,403
Prepaids & other	1,849	741

Total current assets	12,895	12,419

Non-current assets	16,404	17,644
Total assets	$29,299	$30,063

Accounts payable	$3,975	$4,530
Accrued payroll and benefits expense	603	878
Accrued expenses	1,094	891
Other current liabilities	1,605	1,642
Line of credit	1,897	-
Total current liabilities	9,174	7,941

Non-current liabilities	4,595	5,265
Total liabilities	13,769	13,206

Stockholders' equity	15,530	16,857
Total liabilities and stockholders' equity	$29,299	$30,063

Cash Flow Highlights

In thousands

	Six Months Ended
	December 31
	2023	2022

Net loss	$(1,342)	$(1,347)

Depreciation and amortization	652	682
Stock-based compensation	15	86
(Gain) loss on sale of property and equipment	41	-
Receivables	(16)	185
Inventory	650	1,325
Prepaid and other assets	(827)	134
Accounts payable, accrued expenses, and other liabilities	(697)	(774)
Net cash provided by (used in) operating activities	(1,524)	291

Net cash used in investing activities	(230)	(126)

Payments on non-current liabilities	1,756	(181)
Net cash used in financing activities	1,756	(181)

Net change in cash and cash equivalents	2	(16)
Cash and cash equivalents at beginning of the period	553	701
Cash and cash equivalents at end of the period	$555	$685

Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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SOURCE: Dynatronics Corporation